Exhibit 99.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                              AND WAIVER AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER AGREEMENT (this "First Amendment") is entered into as of August 31, 1999 among DISPATCH MANAGEMENT SERVICES CORP., a Delaware corporation (the "Borrower"), each of the Borrower's Material Subsidiaries (individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders") and BANK OF AMERICA, N.A., formerly NationsBank, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

      WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of April 8, 1999 (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

      WHEREAS, an Event of Default currently exists under the Credit Agreement (the "Existing Event of Default") due to the failure of the Borrower to deliver to the Lenders the schedule of accounts receivable required pursuant to Section 7.16(a) of the Credit Agreement within 30 days after the Closing Date;

      WHEREAS, the Credit Parties have requested that the Lenders waive the Existing Event of Default and that the Lenders agree to amend certain terms of the Credit Agreement; and

      WHEREAS, the Administrative Agent and Lenders have agreed to such waiver and to such amendments, subject to the conditions and as more fully set forth below.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver.

            (a) The Credit Parties acknowledge and confirm the existence of the Existing Event of Default.

            (b) Subject to the amendment of Section 7.16(a) of the Credit Agreement as set forth below and compliance by the Credit Parties with the terms of this First Amendment, the Lenders and the Administrative Agent agree to waive the Existing Event of Default.

            (c) The Credit Parties acknowledge and confirm that the agreement by the Lenders and the Administrative Agent to waive the Existing Event of Default shall in no way modify or affect the Credit Parties' obligations to comply fully with each and every term and condition of the Credit Agreement (including, but not limited to, those contained in the amended and restated Section 7.16(a) thereto), as amended hereby, and the other Credit Documents.

            (d) The Credit Parties acknowledge and confirm that failure to comply with the terms of Section 7.16(a) of the Credit Agreement, as amended hereby, shall constitute an Event of Default.

            (e) The waiver set forth in this First Amendment shall be effective only in the specific circumstances provided for above and only for the purposes for which given.

2. Amendments to Credit Agreement.

            (a) The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Maturity Date" means October 15, 2000.

            (b) The definition of "NMS" set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following definition in the appropriate alphabetical order:

                  "BAS" means Banc of America Securities LLC.

            (c) All references in the Credit Documents to "NationsBank, N.A.," "NationsBanc Montgomery Securities LLC" and to "NMS" shall hereafter refer to "Bank of America, N.A.," "Banc of America Securities LLC" and "BAS," respectively.

            (d) Section 7.16(a) of the Credit Agreement is amended and restated in its entirely to read as follows:

                  7.16 Post Closing Requirements.

                                  ************

                        (a) On or prior to September 30, 1999, the Borrower
                  shall deliver to the Lenders a schedule of accounts receivable which will be sent to an independent collection agency pursuant to the commercially reasonable contract.

3. Conditions Precedent.

      The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions:

            (a) The Administrative Agent shall have received copies of this First Amendment duly executed by the Credit Parties and the Lenders.

            (b) The Administrative Agent shall have received copies of resolutions of the Board of Directors of each Credit Party approving and adopting this First Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the date hereof.

            (c) The Administrative Agent shall have received an opinion of counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent.

            (d) The Administrative Agent shall have received such other documents and information as it reasonably deems necessary.

4. Miscellaneous.

            (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, including, without limitation, (i) the liens and security interests granted under the Credit Documents and (ii) the obligations of the Guarantors under the Credit Documents. Without limiting the foregoing, the Guarantors hereby reaffirm their obligations under the Credit Documents and agree that their obligations thereunder are not amended, modified or reduced by the terms of this First Amendment.

            (b) Each of the Credit Parties represents and warrants as follows:

                  (i) It has taken all necessary action to authorize the
            execution, delivery and performance of this First Amendment.

                  (ii) This First Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or
            filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this First Amendment.

                  (iv) The representations and warranties of such Credit Party set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof.

                  (v) No event has occurred and is continuing (other than the
            Existing Event of Default) which constitutes a Default or an Event of Default.

            (c) In consideration of the Administrative Agent and the Lenders entering this First Amendment, each of the Credit Parties hereby releases the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

            (d) This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this First Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

            (e) THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                     [Rest of page intentionally left blank]

      Each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                               DISPATCH MANAGEMENT SERVICES CORP.,
                                        a Delaware corporation


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

GUARANTORS:                             DISPATCH MANAGEMENT SERVICES ACQUSITION
                                        CORP., a Delaware corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        DISPATCH MANAGEMENT SERVICES
                                        SAN FRANCISCO CORP., a New York
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        DISPATCH MANAGEMENT SERVICES NEW YORK
                                        CORP., a Delaware corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        ROAD MANAGEMENT SERVICES CORPORATION,
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        DISPATCH MANAGEMENT SERVICES
                                        (EUROPE) LTD., a company
                                        formed under the laws of England and
                                        Wales

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BRIDGE WHARF INVESTMENTS LIMITED,
                                        a company formed under the laws of
                                        England and Wales

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SECURITY BUSINESS SERVICES LIMITED,
                                        a company formed under the laws of
                                        England and Wales

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        DISPATCH MANAGEMENT SERVICES (UK)
                                        LIMITED f/k/a Delta Air & Road Transport
                                        Limited, a company formed under the laws of England and Wales

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SECURITY DISPATCH LIMITED,
                                        a company formed under the laws of
                                        England and Wales

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

LENDERS:

                                        BANK OF AMERICA, N.A., formerly
                                        NationsBank, N.A., individually in its
                                        capacity as a Lender and in its capacity as Administrative Agent and Collateral Agent

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        FIRST UNION NATIONAL BANK

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANKBOSTON, N.A.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CIBC, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        FLEET BANK, N.A.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________